17,250,000 Shares



                          JOURNAL COMMUNICATIONS, INC.


                 CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE






                             UNDERWRITING AGREEMENT











September 23, 2003

                                                              September 23, 2003



Morgan Stanley & Co. Incorporated
Robert W. Baird & Co. Incorporated
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

     The Journal Company, a Wisconsin corporation (the "Company"), currently a wholly owned subsidiary of Journal Communications, Inc., a Wisconsin corporation ("Old Journal"), which will be renamed Journal Communications, Inc. upon consummation of the Share Exchange (as defined in Section 1 hereunder) pursuant to which Old Journal will become a wholly owned subsidiary of the Company, proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), and the Abert Family Journal Stock Trust (the "Selling Shareholder") proposes to sell to the several Underwriters, an aggregate of 17,250,000 shares of the Class A Common Stock, par value $0.01 per share of the Company (the "Firm Shares"), of which 16,854,000 shares are to be issued and sold by the Company and 396,000 shares are to be sold by the Selling Shareholder.

     The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,587,500 shares of its Class A Common Stock, par value $0.01 per share (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class A Common Stock, par value $0.01 per share, Class B-1 Common Stock, par value $0.01 per share, Class B-2 Common Stock, par value $0.01 per share, and Class C Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the "Sellers."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties of the Company and Old Journal. Each of the Company and Old Journal represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company and Old Journal, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter or its counsel through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation and has filed its most recent required annual report and has not filed articles of dissolution under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, Old Journal and their respective subsidiaries, taken as a whole (the "Journal Enterprise").

          (d) Old Journal and each of the Significant Subsidiaries of the Company and Old Journal (as defined on Schedule 2 attached hereto) each has been duly incorporated, is validly existing as a corporation in good standing (which, in the case of a Wisconsin corporation, means that it has filed its most recent required annual report and has not filed articles of dissolution) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Journal Enterprise; all of the issued shares of capital stock of each Significant Subsidiary, and the issued shares of capital stock of the Company as of the date of this Agreement have been duly and validly authorized and issued, are fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and are owned directly by the Company or Old Journal, as applicable, free and clear of all liens, encumbrances, equities or claims.

          (e) On the Closing Date (as defined below) and immediately prior to the sale of the Firm Shares to the Underwriters in accordance with Section 5 hereof: (i) Old Journal will have effected a share exchange with the Company, substantially as contemplated by the Registration Statement, the Prospectus and the Company's registration statement on Form S-4 (File No. 333-105209) and the joint proxy statement/prospectus included therein, as mailed to shareholders of Old Journal on or about July 28, 2003, pursuant to which Old Journal will become a wholly owned subsidiary of the Company (the "Share Exchange"); (ii) pursuant to the Shareholders Agreement, dated May 12, 2003, by and among Matex, Inc. and the Selling Shareholder (together, the "Grant Family Shareholders"), Old Journal and the Company (the "Shareholders Agreement"), the Company will have effected an exchange with the Grant Family Shareholders of 3,588,000 shares of Class B Common Stock for 3,264,000 shares of Class C Common Stock; and (iii) all of the issued shares of capital stock of Old Journal will have been duly and validly authorized and issued, will be fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f) This Agreement has been duly authorized, executed and delivered by the Company and Old Journal.

          (g) The authorized capital stock of the Company as of the Closing Date will conform as to legal matters to the description thereof contained in the Prospectus.

          (h) Upon consummation of the Share Exchange and consummation of the exchange with the Grant Family Shareholders of Class B Common Stock for Class C Common Stock and prior to the sale of the Shares to the Underwriters pursuant to Section 2 hereof: (i) the Company will not have any shares of capital stock outstanding other than the shares issued in the Share Exchange and pursuant to the Shareholders Agreement; and (ii) all of the shares of Common Stock issued in the Share Exchange and pursuant to the Shareholders Agreement have been duly authorized and will have been validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

          (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (j) The execution and delivery by each of the Company and Old Journal of, and the performance by each of the Company and Old Journal of their respective obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or Old Journal or any agreement or other instrument binding upon the Company, Old Journal, or any of their respective subsidiaries that is material to the Journal Enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Old Journal or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or Old Journal of their respective obligations under this Agreement, except such as may have previously been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Journal Enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company and Old Journal, threatened to which the Company, Old Journal or any of their respective subsidiaries is a party or to which any of the properties of the Company, Old Journal or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) Neither the Company nor Old Journal is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor Old Journal will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (o) The Company, Old Journal and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Journal Enterprise.

          (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Journal Enterprise.

          (q) Except for rights that have been described in the Prospectus, there are no contracts, agreements or understandings between the Company or Old Journal and any person granting such person the right to require the Company or Old Journal to file a registration statement under the Securities Act with respect to any securities of the Company or Old Journal or to require the Company or Old Journal to include such securities with the Shares registered pursuant to the Registration Statement.

          (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor Old Journal nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor Old Journal has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of either the Company and its consolidated subsidiaries or Old Journal and its consolidated subsidiaries, except in each case as described in the Prospectus.

          (s) The Company, Old Journal and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Journal Enterprise, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Old Journal and their respective subsidiaries; and any real property and buildings held under lease by the Company, Old Journal and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Old Journal and their respective subsidiaries, in each case except as described in the Prospectus.

          (t) The Company, Old Journal and their respective subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor Old Journal nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Journal Enterprise.

          (u) No material labor dispute with the employees of the Company, Old Journal or any of their respective subsidiaries exists or, to the knowledge of the Company or Old Journal, is imminent; and neither the Company nor Old Journal is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Journal Enterprise.

          (v) The Company, Old Journal and their respective subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor Old Journal nor any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor Old Journal nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Journal Enterprise.

          (w) The Company, Old Journal and their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor Old Journal nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Journal Enterprise.

          (x) All licenses (the "FCC Licenses") issued by the Federal Communications Commission ("FCC") required for the operation of the businesses of the Company, Old Journal and their respective subsidiaries are in full force and effect, and there are no proceedings pending or, to the knowledge of the Company and Old Journal, threatened against the Company, Old Journal or any of their respective subsidiaries before or by the FCC or any court having jurisdiction over the matter relating to the modification, amendment, invalidity or revocation of any FCC authorizations, approvals, consents, orders, licenses, certificates and permits which would have a material adverse effect on the Journal Enterprise. All fees due and payable to governmental authorities pursuant to the rules governing FCC Licenses have been paid and no event has occurred with respect to the FCC Licenses held by the Company, Old Journal and their respective subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Each of the Company, Old Journal and their respective subsidiaries is in compliance in all material respects with the terms of the FCC Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company or Old Journal has received notice, nor, to the Company's or Old Journal's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the FCC Licenses, or the imposition of any penalty or fine by any regulatory authority. No registration, filing, application, notice, transfer, consent, approval, audit, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or of the issuance and sale under this Agreement by the Company of the Shares, other than as previously obtained from the FCC (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company, Old Journal or any of their respective subsidiaries to hold and enjoy the same after the Closing Date in the conduct of its businesses as conducted prior to the Closing Date.

          (y) The Company, Old Journal and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) The Shares have been approved for listing on the New York Stock Exchange, Inc., subject to notice of issuance, and, at the Closing Date and the Option Closing Date (as defined in Section 3 hereunder), the Shares listed at or prior to the time of delivery on such closing date will be listed thereon.

     2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

          (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Shareholder and Morgan Stanley & Co. Incorporated, as Custodian, relating to the deposit of the Shares to be sold by the Selling Shareholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the trust agreement governing the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of
     Section 8-501 of the New York Uniform Commercial Code in respect of (x) the shares of common stock of Old Journal that will, on the Closing Date, automatically exchange into shares of Class B Common Stock pursuant to the Plan of Share Exchange and then that will automatically convert into shares of Class A Common Stock pursuant to the Company's articles of incorporation, and (y) the Shares, respectively, to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

          (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholder and are valid and binding agreements of the Selling Shareholder.

          (e) Delivery of the Shares to be sold by the Selling Shareholder and payment thereof pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

          (f) The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a material adverse effect on the Journal Enterprise. The Selling Shareholder is not prompted by any material information concerning the Company, Old Journal or their respective subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

          (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $13.95 a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,587,500 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with the Commission relating to the offering of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, except for (A) transfers of shares of Common Stock to the beneficiaries of the Selling Shareholder upon termination of the Selling Shareholder or to Family Successors (as such term is defined in the Company's articles of incorporation); provided that the beneficiaries thereof (or trustees of trusts formed by the beneficiaries thereof) or such Family Successors, as the case may be, agree to be bound in writing by the restrictions set forth herein; and (B) registration statements on Form S-8 in connection with securities to be issued under the Company's 2003 Employee Stock Purchase Plan and the Company's 2003 Equity Incentive Plan or registration statements covering the resale of shares of Class B Common Stock held by affiliates of the Company, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if the 180th day after the date of the Prospectus occurs within 18 days after an earnings release by the Company, or if the Company intends to issue an earnings release within 15 days following the 180th day, the 180-day period will be extended to the 18th day following such earnings release unless such extension is waived by Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

     The restrictions contained in the preceding paragraph shall not apply to
(i) the Shares to be sold hereunder, (ii) the issuance of Class B Common Stock or the grant of options to purchase Class B Common Stock under the Company's 2003 Employee Stock Purchase Plan and/or the Company's 2003 Equity Incentive Plan, (iii) the purchase and cancellation of shares of Class B Common Stock by the Company in the tender offer described in the Prospectus; (iv) any automatic conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to the Company's articles of incorporation and (v) the voluntary share exchange of shares of Class B Common Stock into shares of Class C Common Stock by the Grant Family Shareholders pursuant to the Shareholders Agreement.

     In addition, the Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $15.00 a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.68 a share under the Public Offering Price.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 29, 2003, or at such other time on the same or such other date, not later than October 6, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October 29, 2003, as shall be designated in writing by you.

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Firm Shares and any Additional Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares and any Additional Shares on the Closing Date are subject to the condition that the

Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or Old Journal's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Journal Enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate of the Company and Old Journal, dated the Closing Date and signed by an executive officer of the Company and Old Journal, to the effect (i) set forth in Section 6(a)(i) above, (ii) that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the best of such officer's knowledge, threatened by, the Commission, (iii) that the representations and warranties of the Company and Old Journal contained in this Agreement are true and correct as of the Closing Date and (iv) that the Company and Old Journal have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Foley & Lardner, outside counsel for the Company and Old Journal, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation and has filed its most recent required annual report and has not filed articles of dissolution under the laws of the jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Journal Enterprise;

               (ii) Old Journal is validly existing as a corporation and has filed its most recent required annual report and has not filed articles of dissolution under the laws of the jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Journal Enterprise;

               (iii) each Significant Subsidiary is validly existing as a corporation in good standing (which, in the case of a Wisconsin corporation, means that it has filed its most recent required annual report and has not filed articles of dissolution) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Journal Enterprise;

               (iv) the Company and Old Journal have effected the Share
          Exchange;

               (v) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (vi) except for the shares of Common Stock issued in the Share Exchange and to the Grant Family Shareholders pursuant to the Shareholders Agreement, the Company does not have any shares of capital stock outstanding; all of the shares of Common Stock issued in the Share Exchange and to the Grant Family Shareholders pursuant to the Shareholders Agreement have been duly authorized and are validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law);

               (vii) all of the issued shares of capital stock of Old Journal have been duly and validly authorized and issued, are fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the

          Wisconsin Business Corporation Law), and after the consummation of the Share Exchange will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (viii) all of the issued shares of capital stock of Journal Sentinel Inc. have been duly and validly authorized and issued, are fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and are owned directly by the Company or Old Journal, free and clear of any perfected security interest and, to such counsel's knowledge after due inquiry, any other liens, encumbrances, equities or claims;

               (ix) all of the issued shares of capital stock of Journal Broadcast Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or Old Journal, free and clear of any perfected security interest and, to such counsel's knowledge after due inquiry, any other liens, encumbrances, equities or claims;

               (x) all of the issued shares of capital stock of Add Inc., IPC Print Services, Inc., and Norlight Telecommunications, Inc. are owned directly by the Company or Old Journal, free and clear of any perfected security interest and, to such counsel's knowledge after due inquiry, any other liens, encumbrances, equities or claims;

               (xi) all of the issued shares of capital stock of NorthStar Print Group, Inc. are owned directly by the Company or Old Journal, free and clear of any perfected security interest and, to such counsel's knowledge after due inquiry, any other liens, encumbrances, equities or claims;

               (xii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), and the issuance of such Shares will not be subject to any preemptive or similar rights;

               (xiii) this Agreement has been duly authorized, executed and delivered by the Company and Old Journal;

               (xiv) the execution and delivery by each of the Company and Old Journal of, and the performance by each of the Company and Old Journal of their respective obligations under, this Agreement will not contravene any provision of federal or Wisconsin law or of the articles of incorporation or by-laws of the Company or Old Journal or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Old Journal or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or Old Journal of their respective obligations under this Agreement, except such as may have previously been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

               (xv) the statements relating to legal matters, documents or proceedings included in the Prospectus under the captions "Business-Legal Proceedings," "JESTA and Employee Ownership," "The Share Exchange and the Tender Offer," "Certain Relationships and Related Transactions," "Description of Capital Stock," "Description of Indebtedness," and "Shares Eligible for Future Sale" and the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

               (xvi) the statements made in the Prospectus under the caption "U.S. Federal Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

               (xvii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, Old Journal or any of their respective subsidiaries is a party or to which any of the properties of the Company, Old Journal or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xviii) neither the Company nor Old Journal is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor Old Journal will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xix) nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., special counsel for the Company and Old Journal, dated the Closing Date, to the effect that:

               (i) the statements relating to legal matters, documents or proceedings included in the Prospectus under the captions "Business-Regulation", in each case fairly summarize in all material respects such matters, documents or proceedings;

          (e) The Underwriters shall have received on the Closing Date an opinion of Meissner Tierney Fisher & Nichols S.C., counsel for the Selling Shareholder, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder;

               (ii) the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of the Selling Shareholder will not violate any provision of applicable statutory law or regulations (provided that the enforceability of Section 9 hereof may be limited by considerations of public policy), or the trust agreement governing the Selling Shareholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Shareholder, except such as may be required by the Securities Act or the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

               (iii) the Selling Shareholder has valid title to, or a valid security entitlement in respect of, the Shares to be sold by the Selling Shareholder and, to such counsel's knowledge, such Shares are free and clear of all security interests, claims, liens, equities and other encumbrances, and the Selling Shareholder has the legal right and power (except as limited by Section 701.19(1) of the Wisconsin Statutes; however, there is no provision in the creating instrument, in the court order appointing the trustee or a subsequent order limiting the power of the trustee of the Selling Shareholder to sell the Shares as contemplated by this Agreement), and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of the Selling Shareholder and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares;

               (iv) the Custody Agreement and the Power of Attorney of the Selling Shareholder have been duly authorized, executed and delivered by the Selling Shareholder and are valid and binding agreements of the Selling Shareholder;

               (v) delivery of stock certificates representing the Shares to be sold by the Selling Shareholder endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, and to such counsel's knowledge, such Shares will be free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim; and

               (vi) nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the foregoing relates only to statements or omissions in the Registration Statement or the Prospectus which are based upon information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

          (f) The Underwriters shall have received on the Closing Date an opinion and statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(xii), 6(c)(xiii), 6(c)(xv) (but only as to the statements in the Prospectus under "Description of Capital Stock") and 6(c)(xix) above.

          With respect to Section 6(c)(xix) above, Foley & Lardner and Simpson Thacher & Bartlett LLP, and with respect to Section 6(e)(vi) above, Meissner Tierney Fisher & Nichols S.C. may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinions of Foley & Lardner, Hogan & Hartson L.L.P. and Meissner Tierney Fisher & Nichols S.C. described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) Old Journal shall have effected the Share Exchange with the Company.

          (i) The Company and Old Journal shall have obtained all consents, authorizations or approvals under any agreement, contract or other instrument binding upon Old Journal requiring a consent, authorization or approval as a result of the Share Exchange, except such consents, authorizations or approvals the failure to obtain which would not, singly or in the aggregate, have a material adverse effect on the Journal Enterprise.

          (j) Prior to the date hereof, the Underwriters shall have received from each of the beneficiaries of the Selling Shareholder (or trustees of trusts formed by the beneficiaries thereof) an executed Lock-Up Agreement in substantially in the form of Exhibit A.

     The several obligations of the Underwriters to purchase and pay for Additional Shares hereunder on an Option Closing Date are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 26, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To take all necessary action to effect the Share Exchange on the Closing Date and prior to the sale of the Shares to the Underwriters pursuant to Section 2 hereof.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement (except for the fees, disbursements and expenses of the counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act, which shall be paid by the Selling Shareholder), including: (i) the fees, disbursements and expenses of the counsel for the Company and Old Journal and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution. (a) (i) The Company and Old Journal, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or Old Journal shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or Old Journal in writing by such Underwriter through you expressly for use therein.

     (ii) The Company and Old Journal, jointly and severally, agree to indemnify and hold harmless the Selling Shareholder, each person, if any, who controls the Selling Shareholder within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use therein.

          (b) The Selling Shareholder agrees to indemnify and hold harmless the Company, the directors of the Company and the officers of the Company who sign the Registration Statement, Old Journal, the directors of Old Journal and the officers of Old Journal who sign the Registration Statement, each person, if any, who controls the Company or Old Journal within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or Old Journal shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity provided by this Section 9(b) shall only apply to information relating to the Selling Shareholder furnished in writing to the Company or Old Journal by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Old Journal, the Selling Shareholder, the directors of the Company, the directors of Old Journal, the officers of the Company who sign the Registration Statement, the officers of Old Journal who sign the Registration Statement and each person, if any, who controls the Company, Old Journal or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or Old Journal shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company or Old Journal in writing by such Underwriter through you or your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, Old Journal, the directors of the Company, the directors of Old Journal, the officers of the Company who sign the Registration Statement, the officers of Old Journal who sign the Registration Statement and each person, if any, who controls the Company or Old Journal within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company or Old Journal, and such directors, officers and control persons of the Company or Old Journal, such firm shall be designated in writing by the Company or Old Journal, respectively. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the persons named as attorney-in-fact for the Selling Shareholder under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and Old Journal on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller (or which would be received by Old Journal and the Selling Shareholder) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers and Old Journal on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers and Old Journal or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Sellers, Old Journal and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company, the Selling Shareholder and Old Journal contained in this Agreement shall remain operative and in full force and effect regardless of
     (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, the Company, the officers or directors of the Company, any person controlling the Company, Old Journal, the officers or directors of Old Journal or any person controlling Old Journal and (iii) acceptance of and payment for any of the Shares.

     10. Termination. Morgan Stanley & Co. Incorporated and Robert W. Baird & Co. Incorporated may terminate this Agreement by notice given to the Company and Old Journal, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company or Old Journal shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller or Old Journal to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller or Old Journal shall be unable to perform its obligations under this Agreement, the Company and Old Journal will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                               Very truly yours,

                               THE JOURNAL COMPANY

                               By:  /s/ Steven J. Smith
                                    --------------------------------
                                    Steven J. Smith
                                    Chairman and CEO

                               JOURNAL COMMUNICATIONS, INC.

                               By:  /s/ Steven J. Smith
                                    --------------------------------
                                    Steven J. Smith
                                    Chairman and CEO

                               ABERT FAMILY JOURNAL STOCK TRUST

                               By:  /s/ Paul F. Meissner
                                    --------------------------------
                                    Paul F. Meissner
                                    Trustee

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Robert W. Baird & Co. Incorporated
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated

Acting severally on behalf of
     themselves and the several
     Underwriters named in
     Schedule I hereto.

By:  Morgan Stanley & Co.
     Incorporated

By:  /s/ William L. Blais
     --------------------------
     William L. Blais
     Executive Director

                                                                      SCHEDULE I

                                                                 Number of Firm
                                                                    Shares To
Underwriter                                                       Be Purchased
--------------------------------------------------------------------------------

Morgan Stanley & Co. Incorporated......................           5,378,750
Robert W. Baird & Co. Incorporated.....................           4,965,000
Credit Suisse First Boston LLC.........................           2,068,750
Goldman, Sachs & Co....................................           2,068,750
 Merrill Lynch, Pierce, Fenner & Smith
               Incorporated............................           2,068,750
William Blair & Company, L.L.C.........................             100,000
Cmg Institutional Trading Llc..........................             100,000
A.G. Edwards & Sons, Inc...............................             100,000
Edward D. Jones & Co., L.P.............................             100,000
Loop Capital Markets...................................             100,000
SunTrust Capital Markets, Inc..........................             100,000
U.S. Bancorp Piper Jaffray Inc.........................             100,000

  Total:...............................................          17,250,000

                                                                     SCHEDULE II

The term "Significant Subsidiaries of the Company and Old Journal" shall mean the following six subsidiaries of the Company or Old Journal (each, a "Significant Subsidiary"):

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

Add Inc.                                                     Wisconsin

IPC Print Services, Inc.                                     Michigan

Journal Broadcast Corporation                                Nevada

Journal Sentinel Inc.                                        Wisconsin

Norlight Telecommunications, Inc.                            Wisconsin

NorthStar Print Group, Inc.                                  Wisconsin

                                                                       EXHIBIT A
                                                                       ---------
                                                              September 29, 2003


Morgan Stanley & Co. Incorporated
Robert W. Baird & Co. Incorporated
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that you propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with The Journal Company, a Wisconsin corporation (the "Company"), Journal Communications, Inc., a Wisconsin corporation ("Old Journal"), and the Abert Family Journal Stock Trust (the "Selling Shareholder") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley & Co. Incorporated ("Morgan Stanley") (the "Underwriters"), of 17,250,000 shares (the "Shares") of the Class A Common Stock, par value $0.01 per share of the Company. The Company is currently a wholly owned subsidiary of Old Journal and will be renamed Journal Communications, Inc. upon the consummation of the Share Exchange, which consummation shall occur prior to the closing of the Public Offering, and pursuant to which Old Journal will become a wholly owned subsidiary of the Company. The undersigned is a beneficiary of the Selling Shareholder (or a trustee of a trust formed by a beneficiary of the Selling Shareholder), which will be, pursuant to the declaration of trust of the Selling Shareholder, terminated upon the termination of the Journal Employees' Stock Trust, which termination shall occur immediately after the consummation of the Share Exchange.

     As a condition to the Underwriters' obligations to purchase and pay for the Shares, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file or cause to be filed any registration statement with the Securities and Exchange Commission (including making any demand for, or exercising any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable for Common Stock) relating to the offering of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, except for transfers of shares of Common Stock to a Family Successor (as such term is defined in the Company's articles of incorporation); provided that such Family Successor agrees to be bound in writing by the restrictions set forth herein; provided, further, that no filing by any party under Section 16(a) of the Securities Exchange Act of 1934 shall be required or shall be made voluntarily in connection with such transfer, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if the 180th day after the date of the Prospectus occurs within 18 days after an earnings release by the Company, or if the Company intends to issue an earnings release within 15 days following the 180th day, the 180-day period will be extended to the 18th day following such earnings release unless such extension is waived by Morgan Stanley on behalf of the Underwriters. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The restrictions contained in the preceding paragraph shall not apply to
(i) the sale of the Shares pursuant to the Underwriting Agreement and (ii) the voluntary share exchange of shares of Class B Common Stock into shares of Class C Common Stock by the Grant Family Shareholders pursuant to the Shareholders Agreement.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     Terms used herein but not defined herein are as defined in the Underwriting Agreement.

                                     Very truly yours,

                                     _______________________
                                     (Name)

                                     _______________________
                                     (Address)

                                      A-2